Exhibit 1

JOINT FILING AGREEMENT

This Agreement is made this 15th day of April, 2009, by and between each of the undersigned.

WHEREAS, each of the undersigned is required to file a Schedule 13D with respect to ownership of securities in Javo Beverage Company, Inc. (the “Company”);

NOW, THEREFORE, the undersigned agree to file only one Schedule 13D reflecting their combined beneficial ownership of securities in the Company and each of the undersigned hereby designates and appoints each of Falconhead Capital Partners II, L.P., Dave Gubbay, Scott Dickey, Glen Bushery and Zuher Ladak as its attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any amendments to such Schedule 13D.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

COFFEE HOLDINGS LLC

By:	/s/ Dave Gubbay
Name:	Dave Gubbay
Title:	Authorized Signatory

FALCONHEAD CAPITAL PARTNERS II, L.P.

By:	FALCONHEAD CAPITAL PARTNERS II GP, LLC,

its general partner

By:	FALCAP LLC,

its managing member

By:	/s/ David S. Moross
Name:	David S. Moross
Title:	Managing Member

FALCONHEAD CAPITAL PARTNERS II GP, LLC

By:	FALCAP LLC,

its managing member

By:	/s/ David S. Moross
Name:	David S. Moross
Title:	Managing Member

FALCAP LLC

By:	/s/ David S. Moross
	Name:	David S. Moross
	Title:	Managing Member

/s/ David S. Moross

David S. Moross

[SIGNATURE PAGE TO JOINT FILING AGREEMENT]